EX 10.01

[Letterhead]
Carlton Parfitt





Avalon Gold Corporation
#806 - 1288 Alberni St.
Vancouver, B.C.
V6E 4N5


Attention: Board of Directors

Dear Sirs:

This letter is to serve as my consent to act as President, Director and Chief Executive Officer of the Company.

Yours truly,

/s/: Carlton Parfitt
_______________
Carlton Parfitt


Effective this 30th day of November, 2004